Exhibit 99.3

CONTACTS:

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rob Thompson
(704) 227-3633
rjthompson@fairpoint.com

ISS RECOMMENDS FAIRPOINT SHAREHOLDERS VOTE
‘FOR’ ACQUISITION OF VERIZON’S WIRELINE OPERATIONS IN MAINE,
NEW HAMPSHIRE AND VERMONT

CHARLOTTE, N.C. (August XX, 2007) — FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint” or the “Company”), a leading provider of communications services to rural and small urban communities across the country, today announced that Institutional Shareholder Services Inc., one of the nation’s leading independent proxy advisory firms, has recommended that FairPoint stockholders vote “FOR” the proposed acquisition of Verizon Communications Inc.’s (“Verizon”) wireline operations in Maine, New Hampshire and Vermont.

FairPoint’s board of directors unanimously approved the acquisition, as noted in the Company’s proxy statement that was mailed to stockholders in July. As also announced in the Company’s proxy statement, FairPoint will hold a meeting of stockholders on August 22nd at the Westin Hotel, 601 South College Street, Charlotte, NC 28202, at 9 a.m., local time, at which time FairPoint stockholders will vote on the acquisition.

Commenting on ISS’ recommendation, Gene Johnson, Chairman & CEO of FairPoint, stated, “ISS’ support for this merger is extremely important and validating for the Company itself and our stockholders. We believe there is much inherent value to be unlocked and created as a result of this merger. We look forward to being able to provide residences and businesses in these three states with new broadband opportunities, economic growth through the 675 new positions we have recently announced, and a superior level of customer care, support and service, delivered from a new state-of-the art service platform.”

On January 16, 2007, FairPoint and Verizon announced definitive agreements that will result in Verizon establishing a separate entity for its local exchange and related business assets in Maine, New Hampshire and Vermont, spinning off that new entity to Verizon’s stockholders, and merging it with and into FairPoint.

The transaction is expected to close in early 2008.

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint’s mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. The company is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement, including a proxy statement, in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement and proxy statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

FairPoint and FairPoint’s directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from FairPoint stockholders with respect to the proposed merger and related transactions.  Information about FairPoint’s directors and executive officers and other potential participants in the solicitation of proxies is available in FairPoint’s proxy statement for its 2007 annual meeting of shareholders, dated July 16, 2007.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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